Exhibit L


                            SECURITY AGREEMENT


          SECURITY AGREEMENT, dated as of August 5, 1992, made by REEVES BROTHERS, INC., a Delaware corporation (the "Company"), in favor of CHEMICAL BANK, as Agent (in such capacity, the "Agent") for the banks (the "Banks") parties to the Credit Agreement, dated as of August 5, 1992 (as heretofore amended and restated and as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, Reeves Industries, Inc. (the "Parent"; and collectively with the Company, the "Borrowers"), the Banks and the Agent.


                           W I T N E S S E T H :


          WHEREAS, the Company executed and delivered that certain security agreement, dated as of August 6, 1992 (as amended prior to the date hereof, the "Existing Security Agreement") to the Agent for the ratable benefit of certain of the Banks;

          WHEREAS, the Company has agreed to amend the Existing
Security Agreement and restate it in its entirety as more fully set forth herein;

          WHEREAS, pursuant to the Credit Agreement, the Banks have severally agreed to make loans to and issue letters of credit for or for the account of the Borrowers upon the terms and subject to the conditions set forth therein; it is a condition precedent to the obligation of the Banks to make their respective loans to and issue letters of credit for or for the account of the Borrowers under the Credit Agreement that the Company shall have executed and delivered this amended and restated Security Agreement to the Agent for the ratable benefit of the Banks.

          NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective loans to and issue the letters of credit for or for the account of the Borrowers under the Credit Agreement, the Company hereby agrees with the Agent, for the ratable benefit of the Banks, that the Existing Security Agreement shall be and hereby is amended and restated in its entirety to read as provided in the headings and recitals hereto and as follows:

          1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

          "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral" shall have the meaning assigned to it in Section 2 of this Security Agreement.

          "Obligations" means the unpaid principal amount of, and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Company to the Agent or to the Banks, including, without limitation, the obligations under the Letters of Credit and the Company Guarantee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Company Guarantee, the other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Banks that are required to be paid by the Company pursuant to the terms of the Credit Agreement or the Company Guarantee) or otherwise.

          "Security Agreement" means this Security
     Agreement, as amended, supplemented or otherwise modified from time to time.

          2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Agent for the ratable benefit of the Banks, and to the extent and in the order provided in subsection 9.1(b) of the Credit Agreement, for the ratable benefit of the Hedging Banks, a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

            (i)  all Accounts;

           (ii)  all Inventory; and

          (iii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

          3. Rights of Agent and Banks; Limitations on Agent's and Banks' Obligations.

          (a) Company Remains Liable under Accounts. Anything herein to the contrary notwithstanding, the Company shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Bank shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any such Bank of any payment relating to such Account pursuant hereto, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the Company shall notify account debtors on the Accounts that the Accounts have been assigned to the Agent for the ratable benefit of the Banks and that payments in respect thereof shall be made directly to the Agent. Subject to section 3(c) below, Agent may in its own name or in the name of others communicate with account debtors on the Accounts to verify with them to its satisfaction the existence, amount and terms of any Accounts.

          (c) Analysis of Accounts. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Company shall furnish all such assistance and information as the Agent may require in connection therewith, provided that if an Event of Default shall not have occurred and be continuing, the Agent shall make such test verifications only in consultation with the Company following notice of its intention to do so to the Company and shall in any event contact account debtors of the Company only in conjunction with the Company. Upon the Agent's request and at the expense of the Company, the Company shall, to the extent set forth in subsection 6.10 of the Credit Agreement, cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

          (d) Collections on Accounts. The Agent hereby authorizes the Company to collect the Accounts, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Company, shall be forthwith (and, in any event, within two Business Days) deposited by the Company in the exact form received, duly indorsed by the Company to the Agent if required, in a special collateral account maintained by the Agent, subject to withdrawal by the Agent for the account of the Banks only, as hereinafter provided, and, until so turned over, shall be held by the Company in trust for the Agent and the Banks, segregated from other funds of the Company. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Agent (or by the Company in trust for the Agent and the Banks) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by the Company and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Company or to whomsoever may be lawfully entitled to receive the same. If an Event of Default shall have occurred and be continuing, at the Agent's request, the Company shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          4. Representations and Warranties. The Company hereby represents and warrants that:

          (a) Title; No Other Liens. Except for the Lien granted to the Agent for the ratable benefit of the Banks pursuant to this Security Agreement, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others other than the Liens permitted by subsection 7.3 of the Credit Agreement.
     No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Agent, for the ratable benefit of the Banks, pursuant to this Security Agreement.

          (b) Perfected First Priority Liens. The Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Agent, for the ratable benefit of the Banks, which are prior to all other Liens on the Collateral created by the Company and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from the Company.

          (c) Accounts. The amount represented by the Company to the Banks from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder, subject to immaterial inaccuracies. No amount payable to the Company under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent other than (i) promissory notes in an aggregate unpaid amount not exceeding $250,000 provided that such amounts have not been included in the calculation of the Borrowing Base and (ii) promissory notes payable to ARA Automotive Group, a former unincorporated division of the Company, which are currently the subject of litigation or otherwise of doubtful collectability in the reasonable judgment of the Company ("ARA Notes"). The place where the Company keeps its records concerning the Accounts is Highway 29 South, Spartanburg, South Carolina 29301.

          (d) Inventory. The Inventory is kept at the locations listed on Schedule I hereto.

          (e) Chief Executive Office. The Company's chief executive office and chief place of business is located at Highway 29 South, Spartanburg, South Carolina 29301.

          (f)  Farm Products.  None of the Collateral
     constitutes, or is the Proceeds of, Farm Products.

          (g) Governmental Obligors. Other than the United States of America (for which the right to payment of any Account included in the calculation of the Borrowing Base shall be duly assigned to the Agent for the ratable benefit of the Banks pursuant to the Assignment of Claims Act of 1940, as amended from time to time), none of the obligors on any Accounts is a Governmental Authority.

          (h) Power and Authority; Authorization. The Company has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Security Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Security Agreement.

          5. Covenants. The Company covenants and agrees with the Agent and the Banks that, from and after the date of this Security Agreement until the Obligations are paid in full and the Commitments are terminated:

          (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Company also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than the ARA Notes) or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement unless the aggregate unpaid principal amount of such Instruments (other than ARA Notes) shall not exceed $100,000 at any one time.

          (b) Indemnification. The Company agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses)
     (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Agent or any Bank under any Account for any sum owing thereunder, or to enforce any provisions of any Account, the Company will save, indemnify and keep the Agent and such Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Company.

          (c) Maintenance of Records. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Company will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Agent's and the Banks' further security, the Agent, for the ratable benefit of the Banks, shall have a security interest in all of the Company's books and records pertaining to the Collateral, and, if an Event of Default shall have occurred and be continuing, the Company shall turn over any such books and records to the Agent or to its representatives during normal business hours at the request of the Agent.

          (d)  Right of Inspection.  Subject to subsection
     6.6 of the Credit Agreement, the Agent and the Banks shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Company, and the Agent and the Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Agent and the Banks, at the Company's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Subject to subsection
     6.6 of the Credit Agreement, the Agent and the Banks and their respective representatives shall at all times also have the right to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (e) Compliance with Laws, etc. The Company will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Company's business; provided, however, that the Company may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's or the Banks' rights or the priority of their Liens on the Collateral.

          (f)  Compliance with Terms of Contractual
     Obligations. The Company will perform and comply in all material respects with all its obligations under its Contractual Obligations relating to the Collateral in each case where the failure to so perform or comply could reasonably be expected to have a Material Adverse Effect or to materially adversely affect the value of the Collateral taken as a whole.

          (g) Payment of Obligations. The Company will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if
     (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any material amount of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Company's books in accordance with GAAP.

          (h)  Limitation on Liens on Collateral.  The
     Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby or permitted by subsection 7.3 of the Credit Agreement and will defend the right, title and interest of the Agent and the Banks in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (i) Limitations on Dispositions of Collateral. The Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for sales of Inventory in the ordinary course of its business and except as permitted by subsection 7.6 of the Credit Agreement.

          (j)  Limitations on Modifications, Waivers,
     Extensions and Agreements Giving Rise to Accounts. The Company will not (i) amend, modify, terminate or waive any provision of any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination) or
     (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account in each case where the taking or failure to take such action could reasonably be expected to have a Material Adverse Effect or to materially adversely affect the value of the Collateral taken as a whole.

          (k)  Limitations on Discounts, Compromises,
     Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Company over a period of time, the Company will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon in each case where the taking or failure to take such action could reasonably be expected to have a Material Adverse Effect or to materially adversely affect the value of the Collateral taken as a whole.

          (l) Maintenance of Insurance. The Company will maintain, with insurance companies which the Borrowers believe in good faith to be financially sound and reputable, insurance policies (i) insuring the Inventory against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent and (ii) insuring the Company, the Agent and the Banks against liability for personal injury and property damage relating to such Inventory, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent and the Banks, with losses payable to the Company, the Agent and the Banks as their respective interests may appear. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof and (ii) be reasonably satisfactory in all other respects to the Agent. The Company shall deliver to the Agent and the Banks a summary of all insurance coverage during the month of July in each calendar year and such updates with respect thereto as the Agent may from time to time reasonably request.

          (m) Further Identification of Collateral. The Company will furnish to the Agent and the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (n) Notices. The Company will advise the Agent and the Banks promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement,
     (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

          (o) Changes in Locations, Name, etc. The Company will not (i) change the location of its chief executive office/chief place of business from that specified in
     Section 4(e) or remove its books and records from the location specified in Section 4(c), (ii) permit any of the Inventory to be kept at a location other than those listed on Schedule I hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Security Agreement would become seriously misleading, unless it shall have given the Agent and the Banks at least 20 days prior written notice thereof.

          6.  Agent's Appointment as Attorney-in-Fact.

          (a)  Powers.  The Company hereby irrevocably
constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Agent the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

            (i)  in the case of any Account, at any time
     when the authority of the Company to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(d) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Company or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

           (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement or any other Loan
     Document and to pay all or any part of the premiums therefor and the costs thereof; and

          (iii)  upon the occurrence and during the
     continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may reasonably deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Banks' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.

The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) Other Powers. The Company also authorizes the Agent and the Banks, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) No Duty on Agent or Banks' Part. The powers conferred on the Agent and the Banks hereunder are solely to protect the Agent's and the Banks' interests in the Collateral and shall not impose any duty upon the Agent or any Bank to exercise any such powers. The Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7. Performance by Agent of Company's Obligations. If the Company fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate, shall be payable by the Company to the Agent on demand and shall constitute Obligations secured hereby.

          8. Proceeds. In addition to the rights of the Agent and the Banks specified in Section 3(d) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) all Proceeds received by the Company consisting of cash, checks and other near-cash items shall be held by the Company in trust for the Agent and the Banks, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, if so requested by the Agent be turned over to the Agent in the exact form received by the Company (duly indorsed by the Company to the Agent, if required), and (b) any and all such Proceeds received by the Agent (whether from the Company or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Banks as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitment shall have been terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

          9. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Banks may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Company's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

          10. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Bank, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

          11.  Powers Coupled with an Interest.  All
authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          14. No Waiver; Cumulative Remedies. Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Agent, provided that any provision of this Security Agreement may be waived by the Agent in a written letter or agreement executed by the Agent or by facsimile transmission from the Agent. This Security Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          16. Notices. Notices hereunder may be given by mail or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, 2 days after deposit in the postal system, first class postage pre-paid and (b) in the case of facsimile notices, when sent. The Company may change its address and facsimile transmission number by written notice to the Agent, and the Agent or any Bank may change its address and facsimile transmission number by written notice to the Company and, in the case of a Bank, to the Agent.

          17. Authority of Agent. The Company acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Company, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          18. Borrower Merger. From and after the effectiveness of the Borrower Merger, all references to the Company, the Parent and the Borrowers shall be deemed to be references to the surviving entity of such merger.

          IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                REEVES BROTHERS, INC.


                                By________________
                                  Name:
                                  Title: